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                                                                      EXHIBIT 21

                          WESTERN DIGITAL CORPORATION

                          SUBSIDIARIES OF THE COMPANY

                           NAME                                     JURISDICTION
    ---------------------------------------------------    ------------------------------
    Western Digital Ireland, Ltd.                          Cayman Islands
    Western Digital (Malaysia) SDN BHD                     Malaysia
    Western Digital (Deutschland) GmbH                     Federal Republic of Germany
    Western Digital (France) S.a.r.1.                      France
    Western Digital Japan Ltd.                             Japan
    Western Digital (U.K.) Limited                         United Kingdom
    Western Digital Canada Corporation                     Canada
    Western Digital (Singapore) Pte Ltd                    Singapore
    Western Digital Taiwan Co., Ltd.                       Taiwan, Republic of China
    Western Digital Hong Kong Limited                      Hong Kong
    Western Digital Netherlands B.V.                       The Netherlands
    Western Digital (S.E. Asia) Pte Ltd                    Singapore
    Western Digital (I.S.) Limited                         Ireland
    Western Digital (Tuas - Singapore) Pte Ltd             Singapore